SCHEDULE 2
FORM OF NOTE CONDITIONS

           TERMS AND CONDITIONS OF THE CLASS A NOTES AND CLASS B NOTES

The following, subject to amendments, are the terms and conditions of the Class A Notes and the Class B Notes, substantially as they will appear on the reverse of any Class A Note or Class B Note. Class A Notes and Class B Notes will initially be issued in book entry form. Class A Notes and Class B Notes in definitive form will only be issued in limited circumstances. While the Class A Notes and the Class B Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A Notes and the Class B Notes in definitive form.

1.          GENERAL

            The issue of the US$[ ] Class A Mortgage Backed Floating Rate Notes due [ ] 2032 (the "CLASS A NOTES") and the US$[ ] Class B Mortgage Backed Floating Rate Notes due [ ] 2032 (the "CLASS B NOTES") (together the "US$ NOTES") by Perpetual Trustees Australia Limited, ABN 86 431 827, ("PERPETUAL") in its capacity as trustee of the PUMA Global Trust No. 1 (the "PUMA TRUST") (Perpetual in such capacity, the "ISSUER TRUSTEE") was authorised by a resolution of the board of directors of Perpetual passed on [ ], 2001.

            The US$ Notes: (a) are constituted by a Note Trust Deed (the "NOTE TRUST DEED") dated on or about [ ], 2001 made between the Issuer Trustee, Macquarie Securitisation Limited, ABN 16 003 297 336, (the "MANAGER") and The Bank of New York, New York Branch (the "NOTE TRUSTEE") as trustee for the several persons who are for the time being registered holders of the US$ Notes (each a "US$ NOTEHOLDER" and together the "US$ NOTEHOLDERS"); and (b) are issued subject to, and with the direct or indirect benefit of, amongst other things (i) a Trust Deed (the " TRUST DEED") dated 13 July 1990 made between the person referred to therein as the Founder and Perpetual, as amended from time to time; (ii) a Sub-Fund Notice (the "SUB-FUND NOTICE") dated on or about [ ], 2001 from the Manager to the Issuer Trustee;
            (iii) a Security Trust Deed (the "SECURITY TRUST DEED") dated on or about [ ], 2001 made between the Issuer Trustee, the Manager, the Note Trustee and Perpetual Trustee Company Limited, ABN 86 001 001 007 (the "SECURITY TRUSTEE"); (iv) the Note Trust Deed; (v) these terms and conditions (the "CONDITIONS"); and (vi) the Agency Agreement (as defined below).

            Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in CONDITION 3) and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in CONDITION 3.

            Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the US$ Notes will be made pursuant to an Agency Agreement (the "AGENCY AGREEMENT") dated on or about [ ], 2001 made between the Issuer Trustee, the Note Trustee, the Manager, The Bank of New York, New York Branch, as the initial principal paying agent (the "PRINCIPAL PAYING AGENT") (together with any other paying agent appointed from time to time under the Agency Agreement, the "PAYING AGENTS"), as the initial agent bank (the "AGENT BANK") and as the initial note registrar (the "NOTE REGISTRAR") and The Bank of New York, London Branch as an initial paying agent.

            The Issuer Trustee has entered into an ISDA Master Agreement (the "CURRENCY SWAP AGREEMENT") with [] (the "CURRENCY SWAP PROVIDER") and the Manager, together with a schedule, [a credit support annex,] a confirmation relating to the Class A Notes (the "CLASS A CURRENCY SWAP") and a confirmation relating to the Class B Notes (the "CLASS B CURRENCY SWAP").

            "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2.          DEFINITIONS AND INTERPRETATION

2.1         INCORPORATED DEFINITIONS AND OTHER PROVISIONS

            Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment: (a) if it does not effect a Payment Modification (as defined in CONDITION 10.3) in relation to all US$ Notes or a class of US$ Notes is either: (i) if the Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the US$ Noteholders, or a class of $US Noteholders, consented to by the Note Trustee; or (ii) otherwise, approved by a Special Majority (as defined in CONDITION 10.3) of the US$ Noteholders, or that class of US$ Noteholders (as applicable), under the Note Trust Deed; or (b) if the amendment does effect a Payment Modification (as defined in CONDITION 10.3) in relation to all US$ Notes or a class of US$ Notes, is consented to by each corresponding US$ Noteholder.

2.2         INTERPRETATION

            In these Conditions, unless the context otherwise requires: (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation; (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder; (c) subject to CONDITION 2.1, a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time; (d) words importing the singular include the plural (and vice versa); (e) words denoting a given gender include all other genders; and (f) headings are for convenience only and do not affect the interpretation of these Conditions.

2.3         CALCULATIONS

            Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded to the nearest 4 decimal places.

3.          US$ NOTEHOLDERS BOUND

            The US$ Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection upon reasonable prior notice and during normal business hours on New York business days at the New York office, and on London business days at the London office, for the time being of the Note Trustee (which are, at the date of these Conditions, 101 Barclay Street, 21W, New York, New York, 10286 and One Canada Square, 48th Floor, London E14 5AL, United Kingdom, respectively).

            "TRANSACTION DOCUMENTS" means the Trust Deed in so far as it relates to the PUMA Trust, the Sub-Fund Notice, the Currency Swap Agreement, the Class A Currency Swap, the Class B Currency Swap, each master agreement under which Interest Rate Swaps are entered into by the Issuer Trustee and any relevant swap confirmations entered into under any such master agreement, the Redraw Facility Agreement, the Security Trust Deed, the Underwriting Agreement, the Note Trust Deed, these Conditions, the Agency Agreement and any other document which is agreed by the Manager and the Issuer Trustee to be a Transaction Document in relation to the PUMA Trust.

            "INTEREST RATE SWAP" has the same meaning as in the Security Trust Deed and "REDRAW FACILITY AGREEMENT" and "UNDERWRITING AGREEMENT" have the same respective meanings as in the Sub-Fund Notice.

4.          FORM, DENOMINATION AND TITLE OF AND TO, AND THE ISSUE OF DEFINITIVE,
            US$ NOTES

4.1         FORM AND DENOMINATION

            The US$ Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 or integral multiples thereof. The initial principal amount of each US$ Note (the "ORIGINAL PRINCIPAL BALANCE" in relation to that US$ Note) will be stated on its face.

4.2         TITLE

            Title to the US$ Notes will only be shown on, and will only pass by registration in, the register (the "NOTE REGISTER") maintained by the Note Registrar in accordance with the Agency Agreement. US$ Notes may be transferred, or may be exchanged for other US$ Notes of the same class in any authorised denominations and a like Principal Balance (as defined in CONDITION 6.4), upon the surrender of the US$ Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the Note Registrar may reasonably require, to a specified office of the Note Registrar (as set out at the end of these Conditions or otherwise notified to US$ Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Note Registrar may require payment by the US$ Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of US$ Notes. The Note Registrar need not register transfers or exchanges of US$ Notes for a period of 30 days preceding the due date for any payment with respect to the US$ Notes or for a period, not exceeding 30 days, specified by the Note Trustee prior to any meeting, which includes US$ Noteholders, under the Trust Deed or the Security Trust Deed. The Issuer Trustee, the Note Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the Note Register and any information provided to it by the Note Registrar and is not required to enquire into its authenticity. None of the Issuer Trustee, the Note Trustee, the Manager, the Agent Bank, any Paying Agent or the Note Registrar is liable for any mistake in the Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5. STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS A NOTES, THE CLASS B NOTES, THE A$ REDRAW NOTES AND THE A$ SUBORDINATED NOTES

5.1         STATUS OF THE NOTES

            The A$ Redraw Notes (as defined in CONDITION 5.5) and the A$ Subordinated Notes (as defined in CONDITION 5.6) (together with the A$ Redraw Notes, the "A$ NOTES") and the US$ Notes (together with the A$ Notes, the "NOTES") are direct, secured (as described in CONDITION 5.2) limited recourse (as described in CONDITION 5.3) obligations of the Issuer Trustee.

5.2         SECURITY

            The obligations of the Issuer Trustee under the Notes are (amongst the other payment obligations of the Issuer Trustee comprising the Secured Moneys (as defined below)) secured, pursuant to the Security Trust Deed, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a floating charge (the "CHARGE") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the PUMA Trust (the "CHARGED PROPERTY"). The Charged Property includes certain housing loans, and related mortgages, originated by Perpetual Trustees Australia Limited under the Trust Deed. The Charge is a first ranking security, subject only to the Prior Interest in the Charged Property.

            "NOTEHOLDERS" means the US$ Noteholders, the A$ Redraw Noteholders and the A$ Subordinated Noteholders (as defined in the Sub-Fund Notice).

            "PRINCIPAL BALANCE" in relation to a US$ Note is defined in CONDITION 6.4 and in relation to an A$ Note means A$100,000 less the aggregate of all amounts previously paid in relation to that A$ Note on account of principal pursuant to clause 5.1 or 5.5 of the Sub-Fund Notice.

            "PRIOR INTEREST" means the lien over, and right of indemnification from, the Charged Property held by the Issuer Trustee under, and calculated in accordance with, the Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer Trustee (in its capacity as trustee of the PUMA Trust) in accordance with the Trust Deed and the Sub-Fund Notice (other than the Secured Moneys and the Subordinated Fee Amount) which are unpaid or paid by the Issuer Trustee but not reimbursed to the Issuer Trustee from the assets of the PUMA Trust.

            "SECURED CREDITORS" means the Note Trustee (in its personal capacity and as trustee of the Note Trust established under the Note Trust
            Deed), each Agent, each Noteholder, each Interest Rate Swap Provider (as defined in the Security Trust Deed), the Currency Swap Provider (as defined in the Sub-Fund Notice), the Redraw Facility Provider (as defined in the Sub-Fund Notice) and any other Stand-by

            Arrangement Provider (as defined in the Security Trust Deed).

            "SECURED MONEYS" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction Documents provided that the Secured Moneys do not include any fees or value added tax payable to the Note Trustee or an Agent referred to in clause 12.7 of the Note Trust Deed or Clause 12.6 of the Agency Agreement.

            "SUBORDINATED FEE AMOUNT" has the same meaning as in the Security Trust Deed.

            "US$ NOTEHOLDERS" means the Class A Noteholders and the Class B Noteholders (in each such case as defined in the Note Trust Deed).

5.3         LIMITED RECOURSE

            The liability of the Issuer Trustee to make interest and principal payments on the US$ Notes is limited, except in certain circumstances described in CONDITION 12, to the assets and property of the PUMA Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Sub-Fund Notice (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).

            The net proceeds of realisation of the assets and property of the PUMA Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the US$ Noteholders and any other amounts ranking in priority to or equally with amounts due to the US$ Noteholders. Except in the limited circumstances described in CONDITION 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other fund established pursuant to the Trust
            Deed) will not in any circumstances be available to pay any amounts due to US$ Noteholders.

            None of the Manager, the Note Trustee, the Security Trustee, any Agent, the Currency Swap Provider, the Redraw Facility Provider, any other Stand-by Arrangement Provider, the Unitholders or the Underwriters (as defined in the Underwriting Agreement), amongst others, has any obligation to any US$ Noteholder for payment of any amount owed by the Issuer Trustee in respect of the US$ Notes.

5.4         NO PREFERENCE WITHIN THE CLASSES OF NOTE

            The Class A Notes rank equally and rateably and without any preference or priority among themselves. The Class B Notes rank equally and rateably and without any preference or priority among themselves.

5.5         ISSUE OF A$ REDRAW NOTES

            Under the Sub-Fund Notice, the Issuer Trustee is entitled to issue certain debt securities ("A$ REDRAW NOTES") from time to time at the direction of the Manager. The Manager must not direct the Issuer Trustee to issue A$ Redraw Notes unless the Manager has received written confirmation from each Current Rating Authority that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes.

5.6         ISSUE OF A$ SUBORDINATED NOTES

            Under the Sub-Fund Notice, the Issuer Trustee is entitled to issue certain debt securities ("A$ SUBORDINATED NOTES") from time to time at the direction of the Manager. The Manager must not direct the Issuer Trustee to issue A$ Subordinated Notes unless the Manager has received written confirmation from each Current Rating Authority that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes.

5.7         RANKING OF INTEREST PAYMENTS OF NOTES PRIOR TO ENFORCEMENT

            Prior to the enforcement of the Charge, under the Sub-Fund Notice:

            (i) the payment of the relevant A$ amount by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Class A Currency Swap to meet the payment of interest on the Class A Notes as explained in CONDITION
                        6.9 will rank equally and rateably with the payment of interest on the A$ Redraw Notes and will rank ahead of the payment of the relevant A$ amount by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Class B Currency Swap to meet the payment of interest on the Class B Notes as explained in CONDITION 6.9 and ahead of the payment of interest on the A$ Subordinated Notes; and

            (ii) the payment of the relevant A$ amount by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Class B Currency Swap to meet the payment of interest on the Class B Notes will rank equally and rateably with the payment of interest on the A$ Subordinated Notes.

5.8         RANKING OF PRINCIPAL PAYMENTS OF NOTES PRIOR TO ENFORCEMENT

            Prior to the enforcement of the Charge, under the Sub-Fund Notice:

            (i) the repayment of principal on the A$ Redraw Notes will rank ahead of the payment of the relevant A$ amounts by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Class A Currency Swap to meet the repayment of principal on the Class A Notes as explained in CONDITION 7.2 (and will rank ahead of payment of the relevant A$ amounts by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Class B Currency Swap to meet the repayment of principal on the Class B Notes as explained in CONDITION 7.2 and ahead of repayment of principal on the A$ Subordinated Notes);

            (ii) the payment of the relevant A$ amounts by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Class A Currency Swap to meet the repayment of principal on the Class A Notes will rank ahead of, only to the extent and in the circumstances set out in the Sub-Fund Notice, the payment of the relevant A$ amounts by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Class B Currency Swap to meet the repayment of principal on the Class B Notes and the repayment of principal on the A$ Subordinated Notes; and

            (iii) the payment of the relevant A$ amounts by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Class B Currency Swap to meet the repayment of principal on the Class B Notes will rank equally and rateably with the repayment of principal on the A$ Subordinated Notes.

5.9         RANKING OF NOTES FOLLOWING ENFORCEMENT

            Following the enforcement of the Charge, under the Security Trust
            Deed:

            (a) the payment of amounts owing in relation to the Class A Notes will rank rateably with the payment of amounts owing in respect of the A$ Redraw Notes, and ahead of amounts owing in respect of Class B Notes and the A$ Subordinated Notes; and

            (b) the payments of amounts owing in relation to the Class B Notes will rank rateably with the payment of amounts owing in respect of the A$ Subordinated Notes.

            However, for the purposes of determining distributions to, and allocations between, the US$ Noteholders and other Secured Creditors, amounts owing in respect of the US$ Notes will be converted into A$ in accordance with the Security Trust Deed.

            The Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders and the A$ Redraw Noteholders if there is a conflict between the interests of the Class A Noteholders and the A$ Redraw Noteholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders and the A$ Subordinated Noteholders (on the other hand). In determining the interests of the Class A Noteholders and Class B Noteholders, the Security Trustee may rely on a determination of the Note Trustee.

5.10        THE NOTES RANK EQUALLY EXCEPT AS PROVIDED IN THE TRANSACTION
            DOCUMENTS

            The Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6.          INTEREST

6.1         PERIOD OF ACCRUAL

            Each US$ Note accrues interest from (and including) [ ], 2001 (the "CLOSING DATE") and ceases to accrue interest on (but excluding) the earliest of:

            (a) the date on which the Principal Balance of the US$ Note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

            (b) the date on which the US$ Note is redeemed or repaid in full in accordance with CONDITION 7 (other than CONDITION 7.6) unless, upon presentation, payment is improperly withheld or refused in which case the US$ Note will continue to bear interest in accordance with this CONDITION 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

                        (i) the day on which all sums due in respect of the US$ Note up to that day are received by or on behalf of the US$ Noteholder; and

                        (ii) the seventh day after notice is given to the US$ Noteholder (either in accordance with CONDITION 11.1 or individually) that, where required by CONDITION 8.2, upon presentation thereof being duly made, such payment will be made, provided that upon such presentation payment is in fact made; and

            (c) the date on which the US$ Note is deemed to be redeemed in accordance with CONDITION 7.6.

6.2         ACCRUAL PERIODS

            The period that a US$ Note accrues interest in accordance with CONDITION 6.1 is divided into periods (each an "ACCRUAL PERIOD"). The first Accrual Period for a US$ Note commences on (and includes) the Closing Date and ends on (but does not include) the first Quarterly Payment Date thereafter. Each succeeding Accrual Period for a US$ Note commences on (and includes) a Quarterly Payment Date and ends on (but does not include) the next Quarterly Payment Date. The final Accrual Period for a US$ Note ends on (but does not include) the date on which interest ceases to accrue on the US$ Note pursuant to CONDITION 6.1.

            "QUARTERLY PAYMENT DATE" means [] and each following [], [], [] and [] of each year until the Final Maturity Date (as defined in CONDITION 7.1) and the Final Maturity Date provided that where any of these dates is not a Business Day the Quarterly Payment Date will be the next following Business Day.

            "BUSINESS DAY" means any day on which banks are open for business in Sydney, New York City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

6.3         INTEREST RATE FOR THE US$ NOTES

            The rate of interest ("INTEREST RATE") payable from time to time in respect of a US$ Note and an Accrual Period is the aggregate of USD-LIBOR-BBA for that Accrual Period plus the Issue Margin (as hereinafter defined) in relation to the US$ Note.

            "USD-LIBOR-BBA" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below.

            (a) on the second London/New York Business Day before the beginning of the Accrual Period (a "RATE SET DATE") the Agent Bank will determine the rate "USD-LIBOR-BBA", as the applicable Floating Rate Option under the 2000 ISDA Definitions of the International Swaps and Derivatives Association, Inc. (the "ISDA DEFINITIONS"), as modified herein, being the rate applicable to any Accrual Period for three month deposits in US dollars in the London inter bank market which appears on the Rate Page as of 11.00am, (London time) on the Rate Set Date; and

            (b) if such rate does not appear on the Rate Page on the relevant Rate Set Date, the USD-LIBOR-BBA for that Accrual Period will be determined as if the Issuer Trustee and the Agent Bank had specified "USD-LIBOR-Reference Banks", as modified herein, as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Accrual Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent Bank) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Accrual Period will be the most recently determined rate in accordance with paragraph (a).

            "LONDON/NEW YORK BUSINESS DAY" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

            "RATE PAGE" means Telerate Page 3750 or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Note Trustee.

            "ISSUE MARGIN" means:

            (a)         in relation to a Class A Note:

                        (i) for the period from, and including, the Closing Date to, but excluding, the Call Date (as defined in CONDITION 7.3), [ ]% per annum; and

                        (ii) for the period from, and including, the Call Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, [ ]% per annum; and

            (b)         in relation to a Class B Note:

                        (i) for the period from, and including, the Closing Date to, but excluding, the Call Date (as defined in CONDITION 7.3), [ ]% per annum; and

                        (ii) for the period from, and including, the Call Date to, but excluding, the date on which that Class B Note ceases to accrue interest in accordance with CONDITION 6.1, [ ]% per annum.

            There is no maximum or minimum Interest Rate for the Class A Notes or the Class B Notes.

6.4         CALCULATION OF INTEREST ON THE US$ NOTES

            Interest on each US$ Note for an Accrual Period (the "INTEREST AMOUNT") is calculated by applying the Interest Rate for that US$ Note for that Accrual Period to the Principal Balance of that US$ Note on the first day of the Accrual Period (after taking into account any reductions in the Principal Balance of that US$ Note on that day), by then multiplying such product by the actual number of days in the Accrual Period divided by 360 and rounding the resultant figure down to the nearest cent.

            "PRINCIPAL BALANCE" in relation to a US$ Note means the Original Principal Balance of that US$ Note less the aggregate of all amounts previously paid in relation to that US$ Note on account of principal pursuant to CONDITION 7.2(a)(iii), in respect of a Class A Note, or CONDITION 7.2(b)(iii), in respect of a Class B Note.

6.5         DETERMINATION OF INTEREST RATE AND INTEREST AMOUNT

            The Agent Bank will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the US$ Notes, and calculate the Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, CONDITIONS 6.3 and
            6.4. The determination of the Interest Rate, and the calculation of the Interest Amount, by the Agent Bank in accordance with, respectively, CONDITIONS 6.3 AND 6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.6         NOTIFICATION AND PUBLICATION OF INTEREST RATE AND INTEREST AMOUNT

            The Agent Bank will cause the Interest Rate and the Interest Amount for each Accrual Period, and the date of the next Quarterly Payment Date, to be notified to the Issuer Trustee, the Manager, the Note Trustee, the Currency Swap Provider and the Paying Agents on or as soon as practical after the Agent Bank has determined the Interest Rate and calculated the Interest Amount and will cause the same to be published in accordance with CONDITION 11.2 as soon as practical after that notification. The Interest Amount and the Quarterly Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Accrual Period. If following the occurrence of an Event of Default (as defined in CONDITION
            9.1), the Security Trustee declares in accordance with the Security Trust Deed that the US$ Notes are immediately due and payable, the Interest Amount and the Interest Rate in respect of the US$ Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Interest Amount or the Interest Rate so calculated or the Quarterly Payment Dates needs to be made unless, in the case of the Interest Amount or the Interest Rate, the Note Trustee otherwise requires.

6.7         DETERMINATION OR CALCULATION BY THE NOTE TRUSTEE

            If the Agent Bank for any reason does not determine by close of business on the relevant Rate Set Date the Interest Rate in respect of the US$ Notes, or calculate the Interest Amount, in accordance with this CONDITION 6, the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Agent Bank. In doing so, the Note Trustee will apply the foregoing provisions of this CONDITION 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8         AGENT BANK

            The Issuer Trustee will procure that, for so long as any of the US$ Notes remain outstanding, there will at all times be an Agent Bank. The Issuer Trustee, at the direction of the Manager, may with the prior written approval of the Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than 60 days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer Trustee to the US$ Noteholders in accordance with CONDITION 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer Trustee, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer Trustee to the US$ Noteholders in accordance with CONDITION 11.1. The initial Agent Bank and its specified office are set out at the end of these Conditions.

6.9         PAYMENT OF THE INTEREST AMOUNT

            The Interest Amount for each Accrual Period in relation to a US$
            Note is payable in arrears in US$ on the Quarterly Payment Date which is the day on which the Accrual Period ends. On each Quarterly Payment Date prior to the enforcement of the Charge, the Issuer Trustee must:

            (a)         in relation to the Class A Notes:

                        (i) to the extent that there are funds available for this purpose in accordance with the Sub-Fund Notice pay, in accordance with the directions of the Manager, the A$ Class A Interest Amount and any Unpaid A$ Class A Interest Amount in relation to that Quarterly Payment Date to the Currency Swap Provider in accordance with the Class A Currency Swap;

                        (ii) direct the Currency Swap Provider (which direction may be contained in the Class A Currency Swap) to pay the Class A Interest Payment on each Quarterly Payment Date to the Principal Paying Agent in accordance with the Agency Agreement; and

                        (iii) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A Interest Payment received by it from the Currency Swap Provider on a Quarterly Payment Date rateably amongst the Class ANotes towards the Interest Amount in relation to each Class A Note in relation to the Accrual Period ending on that Quarterly Payment Date and any then Unpaid Interest Amount (as defined in CONDITION 6.10) in relation to each Class A Note, based on those Interest Amounts and Unpaid Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement; and

            (b)         in relation to the Class B Notes:

                        (i) to the extent that there are funds available for this purpose in accordance with the Sub-Fund Notice pay, in accordance with the directions of the Manager, the A$ Class B Interest Amount and any Unpaid A$ Class B Interest Amount in relation to that Quarterly Payment Date to the Currency Swap Provider in accordance with the Class B Currency Swap;

                        (ii) direct the Currency Swap Provider (which direction may be contained in the Class B Currency Swap) to pay the Class B Interest Payment on each Quarterly Payment Date to the Principal Paying Agent in accordance with the Agency Agreement; and

                        (iii) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class B Interest Payment received by it from the Currency Swap Provider on a Quarterly Payment Date rateably amongst the Class B Notes towards the Interest Amount in relation to each Class B Note in relation to the Accrual Period ending on that Quarterly Payment Date and any then Unpaid Interest Amount (as defined in CONDITION 6.10) in relation to each Class B Note, based on those Interest Amounts and Unpaid Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement.

            "A$ CLASS A INTEREST AMOUNT", "A$ CLASS B INTEREST AMOUNT", "UNPAID A$ CLASS A INTEREST AMOUNT" and "UNPAID A$ CLASS B INTEREST AMOUNT" have the same respective meanings as in the Sub-Fund Notice. "CLASS A INTEREST PAYMENT" and "CLASS B INTEREST PAYMENT" have the same meaning as in the Class A Currency Swap and the Class B Currency Swap respectively.

6.10        INTEREST ON UNPAID INTEREST AMOUNTS

            If interest is not paid in respect of a US$ Note on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to that US$ Note applicable from time to time until

            (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with CONDITION 6.9 (the unpaid interest and interest on that unpaid interest, in relation to a US$ Note, is an "UNPAID INTEREST AMOUNT").

7.          REDEMPTION OF THE US$ NOTES

7.1         FINAL REDEMPTION OF THE US$ NOTES

            Unless previously redeemed (or deemed to be redeemed) in full, the Issuer Trustee will redeem the US$ Notes at their then Principal Balance, together with all then accrued but unpaid interest, on the Quarterly Payment Date occurring in [ ] 2032 (the "FINAL MATURITY DATE").

7.2         PART REDEMPTION OF US$ NOTES

            Subject to CONDITIONS 7.3, 7.4 and 7.6, on each Quarterly Payment Date prior to the enforcement of the Charge until the Principal Balance of the US$ Notes is reduced to zero the Issuer Trustee must:

            (a)         in relation to the Class A Notes:

                        (i) pay, in accordance with the directions of the Manager, the A$ Class A Principal Amount (if any) in relation to that Quarterly Payment Date to the Currency Swap Provider in accordance with the Class A Currency Swap;

                        (ii) direct the Currency Swap Provider (which instruction may be contained in the relevant Class A Currency Swap) to pay on each Quarterly Payment Date to the Principal Paying Agent in accordance with the Agency Agreement the US$ Equivalent of the amount of the A$ Class A Principal Amount (such US$ Equivalent of the A$ Class A Principal Amount being the "CLASS A PRINCIPAL AMOUNT") received by the Currency Swap Provider from the Issuer Trustee on that Quarterly Payment Date; and

                        (iii) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A Principal Amount received from the Currency Swap Provider amongst the Class A Notes rateably towards the repayment of the Principal Balances of the Class A Notes in accordance with, and subject to, these Conditions and the Agency Agreement until the Principal Balances of the Class A Notes are reduced to zero.Such a payment of the Principal Balance on a Class A Note will constitute a redemption of the Class A Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer Trustee with respect to the Class A Note will be discharged to the extent of such repayment; and

            (b)         in relation to the Class B Notes:

                        (i) pay, in accordance with the directions of the Manager, the A$ Class B Principal Amount (if any) in relation to that Quarterly Payment Date to the Currency Swap Provider in accordance with the Class B Currency Swap;

                        (ii) direct the Currency Swap Provider (which instruction may be contained in the relevant Class B Currency Swap) to pay on each Quarterly Payment Date to the Principal Paying Agent in accordance with the Agency Agreement the US$ Equivalent of the amount of the A$ Class B Principal Amount (such US$ Equivalent of the A$ Class B Principal Amount being the "CLASS B PRINCIPAL AMOUNT" and together with the Class A Principal Amount a "PRINCIPAL AMOUNT") received by the Currency Swap Provider from the Issuer Trustee on that Quarterly Payment Date; and

                        (iii) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class B Principal Amount received from the Currency Swap Provider rateably amongst the Class B Notes towards the repayment of the Principal Balance on the Class B Notes in accordance with, and subject to, these Conditions and the Agency Agreement until the Principal Balances of the Class B Notes are reduced to zero. Such a payment of the Principal Balance on a Class B Note will constitute a redemption of the Class B Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer Trustee with respect to the Class B Note will be discharged to the extent of such repayment.

            "A$ CLASS A PRINCIPAL AMOUNT" and "A$ CLASS B PRINCIPAL AMOUNT" have the same respective meanings as in the Sub-Fund Notice. "US$ EQUIVALENT" has the same meaning as in the Class A Currency Swap and the Class B Currency Swap

7.3         CALL OPTION

            The Issuer Trustee will, subject to the other provisions of this CONDITION 7 and prior to the enforcement of the Charge, when directed by the Manager (at the Manager's option), redeem all, but not some only, of the Notes at their then Principal Balance, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Quarterly Payment Date falling on or after the earlier of:

            (a) the date on which the aggregate of the then Principal Balances of all the US$ Notes expressed as a percentage of the aggregate Original Principal Balances of all the US$ Notes falls below 10%; and

            (b)         the Quarterly Payment Date falling in [ ] (the "CALL
                        DATE").

            The Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes on such a Quarterly Payment Date unless the Issuer Trustee is in a position on the Quarterly Payment Date to repay in respect of the Notes their then Principal Balance, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Notes of all classes if the Charge were enforced.

            The Issuer Trustee will give not more than 60 nor less than 30 days' notice (which will be irrevocable) of the Quarterly Payment Date on which a proposed redemption under this CONDITION 7.3 will occur to the Note Trustee, the Principal Paying Agent, the Agent Bank and to the US$ Noteholders in accordance with CONDITION 11.1.

7.4         REDEMPTION FOR TAXATION OR OTHER REASONS

            If the Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer Trustee becomes subject (or the application or official interpretation thereof) (a "RELEVANT JURISDICTION") from that in effect on the Closing Date, either:

            (a) on the next Quarterly Payment Date the Issuer Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the US$ Notes or any other class of the Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

            (b) the total amount payable in respect of interest in relation to any of the Approved Mortgages (as defined in the Trust Deed) which are assets of the PUMA Trust for a Quarterly Period ceases to be receivable (whether or not actually received) by the Issuer Trustee during such Quarterly Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, the Issuer Trustee must, when so directed by the Manager (at the Manager's option), redeem all, but not some only, of the Notes on any subsequent Quarterly Payment Date at their then

            Principal Balance, subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption. The Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes unless the Issuer Trustee is in a position on such Quarterly Payment Date to repay in respect of the Notes their then Principal Balance, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Notes of all classes if the Charge were enforced.

            The Issuer Trustee will give not more than 60 nor less than 30 days' notice (which will be irrevocable) of the Quarterly Payment Date on which a proposed redemption under this CONDITION 7.4 will occur to the Note Trustee, the Principal Paying Agent, the Note Registrar, the Agent Bank and the US$ Noteholders in accordance with CONDITION 11.1.

            If an event referred to in paragraph (a) of this CONDITION 7.4 occurs in respect of only the US$ Notes (and not any other Note) and as a result thereof the Issuer Trustee gives notice in accordance with this CONDITION 7.4 that it proposes to redeem all of the Notes on the Quarterly Payment Date referred to in that notice, the US$ Noteholders may by a Special Majority (as defined in CONDITION
            10.3) in accordance with the Note Trust Deed elect that they do not require the Issuer Trustee to redeem the US$ Notes. If the US$ Noteholders make such an election they (or the Note Trustee on their behalf) must notify the Issuer Trustee and the Manager not less than 21 days before the proposed Quarterly Payment Date for the redemption of the US$ Notes. Upon receipt of such a notice, the Issuer Trustee must not so redeem the Notes.

            In order to assist the Issuer Trustee to fund such a redemption the Issuer Trustee has vested in it the power to sell Approved Mortgages (as defined in the Trust Deed) to the trustee of any other PUMA trust. This power may only be exercised if all Noteholders are paid the Principal Balance and all accrued but unpaid interest on their Notes.

7.5         CERTIFICATION

            For the purpose of any redemption made under CONDITION 7.3 or 7.4, the Issuer Trustee and the Note Trustee may rely on any certificate of an Authorised Signatory (as defined in the Trust Deed) of the Manager that the Issuer Trustee will be in a position to repay in respect of the Notes their then Principal Balance, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust Deed to be paid in priority to or equally with the Notes if the Charge were enforced.

7.6         REDEMPTION ON FINAL PAYMENT

            Upon a final distribution being made in respect of the US$ Notes under clause 5.5 of the Sub-Fund Notice or clause 13.1 of the Security Trust Deed, the US$ Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Interest Amount or any Unpaid Interest Amount or any then unpaid Principal Balance or other amounts in relation to the US$ Notes will be extinguished in full.

7.7         CANCELLATION

            All US$ Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

7.8         NO PAYMENT IN EXCESS OF FACE VALUE

            No amount of principal will be repaid in respect of a US$ Note in excess of the face value of the US$ Note.

7.9         CALCULATION OF PRINCIPAL AMOUNTS AND OTHER AMOUNTS

            (a) No later than five Business Days prior to each Quarterly Payment Date, the Manager will determine: (i) the amount of any Class A Principal Amount and Class B Principal Amount payable in respect of each US$ Note on the Quarterly Payment Date; (ii) the Principal Balance of each US$ Note as at that Quarterly Payment Date (after deducting any Class A

                        Principal Amounts and Class B Principal Amounts due to be paid in respect of such US$ Note on that Quarterly Payment Date); (iii) the Note Factor (as defined below) as at that Quarterly Payment Date in relation to each class of US$ Notes (after deducting any Class A Principal Amounts and Class B Principal Amounts due to be paid in respect of such US$ Note on that Quarterly Payment Date); and (iv) the amount of the Class A Interest Payment and Class B Interest Payment to be made on the Quarterly Payment Date applicable to each US$ Note.

            (b) The Manager will notify the Issuer Trustee, the Note Trustee, the Principal Paying Agent, the Agent Bank and the Note Registrar as soon as practical (and in any event by not later than five Business Days prior to the Quarterly Payment Date) of each determination of an amount or percentage referred to in CONDITION 7.9 (a) and will cause details of each of those determinations to be published in accordance with CONDITION 11.2 as soon as practical after that notification. If no Class A Principal Amount or Class B Principal Amount is due to be paid on the US$ Notes on any Quarterly Payment Date the Manager will cause a notice to be given in accordance with CONDITION 11.2 as soon as practicable (and in any event by no later than the relevant Quarterly Payment Date).

            (c) If the Manager does not at any time for any reason make one or more of the determinations referred to in CONDITION 7.9(a) the Agent Bank (or, failing the Agent Bank, the Note Trustee) must make such determinations in accordance with this Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

            "NOTE FACTOR" in relation to a class of US$ Notes at a given time means the percentage calculated as follows:

                                          A
                                    NF = ---
                                          B

            where:

            NF =  the Note Factor;

            A  =  the aggregate Principal Balance of that class of US$ Notes at that time; and

            B  =  the aggregate Original Principal Balance of that class of US$
                  Notes.

8.          PAYMENTS

8.1         METHOD OF PAYMENT

            Any instalment on account of interest or principal payable on any US$ Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer Trustee to the Principal Paying Agent on the applicable Quarterly Payment Date shall be paid to the person in whose name such US$ Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Note Register on such Record Date.

            "RECORD DATE" in relation to a Quarterly Payment Date or any other date for any payment to be made in respect of a US$ Note means:

            (a) if the US$ Note is issued in book entry form, 2 Business Days prior to that Quarterly Payment Date or date; and

            (b) if the US$ Note is issued in definitive form, 30 days prior to that Quarterly Payment Date or date.

8.2         SURRENDER ON FINAL PAYMENT

            Prior to a final distribution being made in respect of the US$ Notes under CONDITION 7.2 or clause 13.1 of the Security Trust Deed the Note Trustee must notify the persons in whose names the US$ Notes are registered on the relevant Record Date of the date upon which the Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant US$ Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant US$ Notes and none of the Issuer Trustee, the Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any US$ Noteholder as a result of any delay in payment due to a US$ Note not having been surrendered in accordance with this CONDITION 8.2.

8.3         PAYING AGENTS

            The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

            The Issuer Trustee, at the direction of the Manager, may with the prior written approval of the Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with CONDITION 11.1.

8.4         TAXATION

            All payments in respect of the US$ Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer Trustee or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent nor the Note Trustee will be obliged to make any additional payments in respect of the relevant US$ Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the US$ Noteholders in accordance with CONDITION 11.1, thereof.

8.5         PRESCRIPTION

            A US$ Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Principal Balance of that US$ Note to zero. After the date on which a US$ Note becomes void in its entirety, no claim can be made in respect of it.

            "RELEVANT DATE" in respect of a US$ Note means the date on which any payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the US$ Note due on or before that date has not been duly received by the Principal Paying Agent or the Note Trustee on or prior to such date) the date on which the full amount of such moneys have been so received and notice to that effect is duly given to the corresponding US$ Noteholders in accordance with CONDITION 11.1.

8.6         NOTIFY LATE PAYMENTS

            In the event of the unconditional payment to the Principal Paying Agent or the Note Trustee of any sum due in respect of the US$ Notes or any of them being made after the due date for payment thereof, the Issuer Trustee will forthwith give or procure to be given notice to the US$ Noteholders in accordance with CONDITION 11.1 that such payment has been made.

8.7         ROUNDING OF PAYMENTS

            All payments in respect of the US$ Notes will be rounded down to the nearest cent.

9.          ENFORCEMENT FOLLOWING OCCURRENCE OF EVENT OF DEFAULT

9.1         ENFORCEMENT

            The Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to the provisions described in CONDITION 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Notes immediately due and payable (in which case, subject to CONDITION 12, the Principal Balance of, and all accrued but unpaid interest in relation to, the US$ Notes will become immediately due and payable) and enforce the Charge.

            Subject to being indemnified in accordance with the Security Trust Deed and to the provisions described in CONDITION 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

            "EVENT OF DEFAULT", "EXTRAORDINARY RESOLUTION" and "VOTING SECURED CREDITORS" have the same respective meanings as in the Security Trust Deed.

9.2         SECURITY TRUSTEE MAY ENFORCE CHARGE WITHOUT DIRECTION

            After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Security Trust Deed, the Security Trustee must enforce the Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors as a class.

9.3         PRIORITY OF PAYMENTS FROM PROCEEDS FROM THE ENFORCEMENT OF THE
            CHARGE

            Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust Deed, in accordance with the order of priority contained in the Security Trust Deed.

9.4         SECURITY TRUSTEE AND NOTE TRUSTEE NOT LIABLE FOR LOSS ON ENFORCEMENT

            Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust (in the case of the Note Trustee), neither the Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer Trustee or the US$ Notes or relating in any way to the Charged Property. Without limitation, neither the Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the Note Trust Deed (and the Trust Indenture Act) or the Security Trust Deed, as the case may be.

            "TRUST INDENTURE ACT" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Note Trust Deed.

9.5         DIRECTIONS FROM US$ NOTEHOLDERS TO NOTE TRUSTEE FOLLOWING EVENT OF
            DEFAULT

            If an Event of Default or Potential Event of Default has occurred and is known to the Note Trustee, the Note Trustee must: (a) notify each US$ Noteholder of the Event of Default or Potential Event of Default, as the case may be, within 10 days (or such shorter period as may be required by the rules of any stock exchange on which the US$ Notes are listed) after becoming aware of the Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any US$ Note, the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Note Trust Deed in good faith determine that withholding the notice is in the interest of US$ Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from US$ Noteholders (or, if applicable, the Class A

            Noteholders only) as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from such US$ Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance, where applicable, with the directions of the US$ Noteholders on whose behalf it is acting (whether or not solicited and whether or not all US$ Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of US$ Noteholders the Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Principal Balances of the US$ Notes held by US$ Noteholders on whose behalf it is acting who have directed the Note Trustee to vote for or against such a proposal.

            If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless: (a) a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders in respect of the Class A Notes and any other amounts owing by the Issuer Trustee to any other person ranking in priority to or with the Class A Notes; (b) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (a); or (c) the Note Trustee is so directed by a Special Majority (as defined in CONDITION 10.3) of Class A Noteholders.

            Subject to the mandatory provisions of the Trust Indenture Act and provisions in the Note Trust Deed relating to the deemed receipt of notices, the Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of Default by virtue of the officers of the Note Trustee (or any related body corporate of the Note Trustee) which have the day to day responsibility for the administration or management of the Note Trustee's (or a related body corporate of the Note Trustee's) obligations in relation to the PUMA Trust, the trust created under the Note Trust Deed or the Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

            "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

9.6         ONLY SECURITY TRUSTEE MAY ENFORCE CHARGE

            Only the Security Trustee may enforce the Charge and neither the Note Trustee nor any US$ Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Security Trust Deed, the Note Trust Deed, the US$ Notes or any other applicable Transaction Document, except as provided for in the Security Trust Deed, the Note Trust Deed, the Trust Deed and the Sub-Fund Notice. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7         EXERCISE OF US$ NOTEHOLDER RIGHTS BY NOTE TRUSTEE

            The rights, remedies and discretions of the US$ Noteholders under the Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the Note Trustee on behalf of the US$ Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the US$ Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the US$ Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

10. MEETINGS OF VOTING SECURED CREDITORS, DIRECTIONS OF US$ NOTEHOLDERS, MODIFICATIONS, CONSENTS, WAIVERS AND INDEMNITIES

10.1        MEETINGS OF VOTING SECURED CREDITORS

            The Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Notes immediately due and payable and/or to enforce the Charge.

10.2        DIRECTIONS OF US$ NOTEHOLDERS

            Under the Note Trust Deed the Note Trustee may seek directions from the US$ Noteholders, or a class of US$ Noteholders, from time to time including following the occurrence of an Event of Default. The Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by US$ Noteholders holding US$ Notes with a Principal Balance of greater than 50% of the aggregate Principal Balances of all the US$ Notes.

            If the Note Trustee is entitled under the Trust Deed or the Security Trust Deed to vote at any meeting on behalf of US$ Noteholders, or a class of US$ Noteholders, the Note Trustee must vote in accordance with the directions of the US$ Noteholders, or that class of US$ Noteholders, and otherwise in its absolute discretion. In acting in accordance with the directions of US$ Noteholders the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Principal Balances of the US$ Notes held by US$ Noteholders on whose behalf it is acting and who have directed the Note Trustee to vote for or against that proposal.

            For the purposes of seeking any consent, direction or authorisation from US$ Noteholders the Note Trustee may by notice to the relevant US$ Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the US$ Noteholders and the Principal Balance of the US$ Notes held by them will be determined based upon the details recorded in the Note Register as at 5.00 pm on that date.

10.3        AMENDMENTS TO NOTE TRUST DEED AND THE US$ NOTES

            Pursuant, and subject, to the Note Trust Deed and subject to any approval required by law, the Note Trustee, the Manager and the Issuer Trustee may together agree, without the consent or sanction of any US$ Noteholder, by way of supplemental deed to alter, add to or revoke (each a "MODIFICATION") any provision of the Note Trust Deed or the US$ Notes (including these Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Note Trustee:

            (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

            (b) is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

            (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the PUMA Trust or the trust constituted under the Note Trust Deed); or

            (d) and the Issuer Trustee is otherwise desirable for any reason and:

                        (i) is not in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of US$ Noteholders or any class thereof; or

                        (ii) if it is in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of US$ Noteholders or any class thereof the consent of a Special Majority (as hereinafter defined) of US$ Noteholders or that class thereof, as the case may be, is obtained.

            For the purpose of determining whether a Special Majority of US$ Noteholders has consented to a modification, US$ Notes which are beneficially owned by the Issuer Trustee or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer Trustee or the Manager, will be disregarded. The Manager must give the Current Rating Authorities and the Note Trustee 5 Business Days' prior notice of any such modification. The Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of US$ Noteholders if each of the Current Rating Authorities confirms in writing that the proposed modification, if effected, will not lead to a reduction, qualification or withdrawal of the then rating given to the US$ Notes by that Current Rating Authority.

            Pursuant to the Note Trust Deed, the Note Trustee may concur with the Issuer Trustee and the Manager in making or effecting any Payment Modification in relation to all US$ Notes, or a class of US$ Notes, if and only if the consent has first been obtained of the corresponding US$ Noteholders to such Payment Modification.

            Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer Trustee to the US$ Noteholders in accordance with CONDITION 11.1 as soon as reasonably practicable after the modifications have been made.

            "PAYMENT MODIFICATION" means, in relation to all US$ Notes, or a class of US$ Notes, any alteration, addition or revocation of any provision of the Note Trust Deed, those US$ Notes (including the Conditions), the Sub-Fund Notice or the Security Trust Deed which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of those US$ Notes including, without limitation, any modification to the Principal Balance, Interest Rate or Final Maturity Date in respect of those US$ Notes or to CONDITIONS 6.9 and 7.2, clauses 5.1, 5.2 or 5.5 of the Sub-Fund Notice or clause 13 of the Security Trust Deed or which would impair the rights of the corresponding US$ Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause 21.4 of the Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of the corresponding US$ Noteholders is required; (c) clause 6.1(a) of the Security Trust Deed; or (d) the requirements for altering, adding to or revoking any provision of the Note Trust Deed or those US$ Notes (including the Conditions).

            "CURRENT RATING AUTHORITY" has the same meaning as in the Trust
            Deed.

            "SPECIAL MAJORITY" in relation to the US$ Noteholders or a class of Noteholders means US$ Noteholders holding US$ Notes, or US$ Notes of the corresponding class (as the case may be), with an aggregate Principal Balance of no less than 75% of the aggregate Principal Balance of all the US$ Notes or all the US$ Notes of that class (as the case may be).

10.4        WAIVERS ETC

            The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or authorise any breach or proposed breach of the terms and conditions of the Transaction Documents or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors as a class will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Security Trust Deed.

            The Note Trustee may, and if directed to do so by a Majority of US$ Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the US$ Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer Trustee, the Manager or any other person which, unless the Note Trustee is acting on the direction of a Majority of US$ Noteholders, is not, in the opinion of the Note Trustee, materially prejudicial to the interests of the US$ Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions by a Majority (as hereinafter defined) of the US$ Noteholders. Any such waiver, authorisation or determination will, if the Note Trustee so requires, be notified to the US$ Noteholders in accordance with CONDITION 11.1 by the Issuer Trustee as soon as practicable after it is made.

            "MAJORITY" in relation to the US$ Noteholders or a class of US$ Noteholders means US$ Noteholders holding US$ Notes, or US$ Notes of the corresponding class (as the case may be), with an aggregate Principal Balance of greater than 50% of the aggregate Principal Balance of all the US$ Notes or all the US$ Notes of that class (as the case may be).

10.5        INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY
            TRUSTEE

            The Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Notes unless indemnified to their satisfaction. Each of the Note Trustee and the Security Trustee is entitled, subject in the case of the Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

            Subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of an Account (as defined in the Trust Deed) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence, wilful default or breach of trust of the Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust Deed except for fraud, negligence or wilful default.

            Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust, and subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Note Trustee, or by a person other than Note Trustee, where that opinion, advice or information is addressed to the Note Trustee or by its terms is expressed to be capable of being relied upon by the Note Trustee. Except as provided above, the Note Trustee will not be responsible to any US$ Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Note Trustee will not be liable to any US$ Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the Note Trust Deed or the Trust Indenture Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

11.         NOTICES

11.1        GENERAL

            All notices, other than notices given in accordance with the following paragraph and CONDITION 11.2, to US$ Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each US$ Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to US$ Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular US$ Noteholder will affect the sufficiency of such notice with respect to other US$ Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

            A notice may be waived in writing by the relevant US$ Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by US$ Noteholders will be filed with the Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

            Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

            In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to US$ Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer Trustee directs the Note Trustee will be deemed to be a sufficient giving of such notice.

11.2        NOTE INFORMATION

            Any notice specifying a Quarterly Payment Date, an Interest Rate in relation to the US$ Notes, an Interest Amount, a Principal Amount (or the absence of a Principal Amount), a Principal Balance, a US$ Note Factor in relation to the US$ Notes, or any other matter permitted to be given in accordance with this CONDITION 11.2, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Note Trustee in writing and notified to US$ Noteholders pursuant to CONDITION 11.1 (the "RELEVANT SCREEN"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with CONDITION 11.1.

11.3        QUARTERLY SERVICING AND OTHER REPORTS

            The Manager must deliver a Quarterly Servicing Report in relation to a Quarterly Payment Date to the Note Trustee, the Principal Paying Agent, the Issuer Trustee and each US$ Noteholder no later than 5 Business Days preceding that Quarterly Payment Date in accordance with CONDITION 11.1.

            The Issuer Trustee and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to US$ Noteholders, and such other persons as are required by the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer Trustee or the Manager in accordance with the Securities and Exchange Act 1934 of the United States of America or the rules and regulations of the Securities and Exchange Commission.

            "QUARTERLY SERVICING REPORT" in relation to a Quarterly Payment Date means a report which contains the following information:

            o the aggregate Principal Balance of each class of Notes at the end of the immediately preceding Quarterly Payment Date;

            o the amounts to be applied towards payment of interest and principal on each class of Notes on that Quarterly Payment Date;

            o the amounts, if any, which were applied towards payment of interest and principal on any A$ Redraw Notes and/or under the Redraw Facility Agreement on any Monthly Payment Dates occurring after the end of the immediately preceding Quarterly Payment Date;

            o only in relation to the first Quarterly Servicing Report after the Closing Date:

                        o the amount withdrawn from the Pre-Funding Pool during the Pre-Funding Period and applied towards the acquisition of Approved Mortgages (as defined in the Trust Deed);

                        o the number of Approved Mortgages (as defined in the Trust Deed) acquired as assets of the PUMA Trust during the Pre-Funding Period and details of the aggregate principal balance and the weighted average rate of interest payable on those Approved Mortgages;

                        o the housing loan information in relation to the Approved Mortgages which are assets of the PUMA Trust provided in the table on page [15] of the prospectus in relation to the US$ Notes which shall be updated to reflect the characteristics of the housing loan pool at the end of the Pre-Funding Period;

                        o if applicable the amount remaining in the Pre-Funding Pool at the end of the Pre-Funding Period;

            o only in relation to the first two Quarterly Servicing Reports, the aggregate amount of Further Advances (other than Subordinate Funded Further Advances) made during the period from the close of business on the seventh Business Day prior to the immediately preceding Quarterly Payment Date (or with respect to the first Quarterly Payment Date, the Closing Date) to the close of business on the seventh Business Day prior to the relevant Quarterly Payment Date;

            o           the Collections in relation to that Quarterly Payment
                        Date;

            o the Principal Collections in relation to that Quarterly Payment Date;

            o the Income Reserve at the commencement and at the end of that Quarterly Payment Date;

            o the Principal Cash Balance at the commencement and at the end of that Quarterly Payment Date;

            o the Collections other than Principal Collections, Principal Cash Balance and Income Reserve at the end of that Quarterly Payment Date;

            o the Redraw Facility Principal at the commencement and at the end of that Quarterly Payment Date;

            o the aggregate of the Subordinate Funded Further Advance Amounts in relation to the Approved Mortgages which are assets of the PUMA Trust at the end of the seventh Business Day preceding that Quarterly Payment Date;

            o the Note Factor for each class of US$ Notes at the end of that Quarterly Payment Date;

            o the aggregate outstanding principal balance of the Approved Mortgages forming part of the assets of the PUMA Trust being charged a fixed rate of interest and the aggregate outstanding principal balance of the Approved Mortgages forming part of the assets of the PUMA Trust being charged a variable rate of interest as at opening of business on the sixth Business Day immediately preceding the Quarterly Payment Date; and

            o delinquency and loss statistics, as determined by the Manager, with respect to the Approved Mortgages forming part of the assets of the PUMA Trust as at opening of business on the first Business Day of the calendar month that includes that Quarterly Payment Date.

            "FURTHER ADVANCE", "INCOME RESERVE", "MONTHLY PAYMENT DATE", "PRE-FUNDING PERIOD", "PRE-FUNDING POOL", "PRINCIPAL COLLECTIONS", "PRINCIPAL CASH BALANCE", "REDRAW FACILITY PRINCIPAL" and "SUBORDINATE FUNDED FURTHER ADVANCE AMOUNT" have the same meaning as in the Sub-Fund Notice.

11.4        CONSENTS IN WRITING

            All consents and approvals in these Conditions must be given in writing.

12.         LIMITATION OF LIABILITY OF THE ISSUER TRUSTEE

            (a) The Issuer Trustee enters into the Transaction Documents, and issues the US$ Notes, only in its capacity as trustee of the PUMA Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the US$ Notes, the Transaction Documents or the PUMA Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of the assets and property of the PUMA Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of the Transaction Documents (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the US$ Notes or the PUMA Trust.

            (b) No person may sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee in its capacity as trustee of the PUMA Trust other than as trustee of the PUMA Trust or seek the appointment of a receiver (except under the Security Trust Deed), a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or similar arrangements of or affecting the Issuer Trustee (except in relation to the assets or property of the PUMA Trust).

            (c) The provisions of this CONDITION 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the assets or property of the PUMA Trust as a result of the Issuer Trustee's fraud, negligence or wilful default.

            (d) The Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the PUMA Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents or the US$ Notes) will be considered fraud, negligence or wilful default of the Issuer Trustee for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer Trustee under any Transaction Document (other than a person whose acts or omissions the Issuer Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the PUMA Trust or by any other act or omission of a Relevant Party or any other such person.

            (e) In exercising their powers under the Transaction Documents, each of the Security Trustee, the Note Trustee and the US$ Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer Trustee for the purpose of paragraph (c).

            (f) The Issuer Trustee is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document (including incur any further liability) unless the Issuer Trustee's liability is limited in a manner which is consistent with this CONDITION 12 or otherwise.

            "RELEVANT PARTIES" means each of the Manager, the Originators (as defined in the Trust Deed), the providers of Support Facilities, the Security Trustee, the Agents, the Note Trustee and any other person (other than the Issuer Trustee) who is a party to any Transaction Document (as those parties, which are not defined in these Conditions, are defined in the Sub-Fund Notice).

            The expression "FRAUD, NEGLIGENCE OR WILFUL DEFAULT" is to be construed in accordance with the Security Trust Deed.

13.         GOVERNING LAW

            The US$ Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia, except for the

            Underwriting Agreement which is governed by, and will be construed in accordance with, New York law. Each of the Issuer Trustee and the Manager has in the Note Trust Deed irrevocably agreed for the benefit of the Note Trustee and the US$ Noteholders that the courts of the State of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Note Trust Deed and the US$ Notes.

                                     AGENTS

PRINCIPAL PAYING AGENT:         The Bank of New York, New York Branch
                                101 Barclay Street, 21W
                                New York, New York, 10286

NOTE REGISTRAR:                 The Bank of New York, New York Branch
                                101 Barclay Street, 21W
                                New York, New York, 10286

                                or

                                c/- The Bank of New York, London Branch
                                48th Floor
                                One Canada Square
                                London  E14  5AL

AGENT BANK:                     The Bank of New York, New York Branch
                                101 Barclay Street, 21W
                                New York, New York, 10286

PAYING AGENT:                   The Bank of New York, London Branch
                                48th Floor
                                One Canada Square
                                London  E14  5AL